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                           EXHIBIT 11 TO FORM 10-KSB

     COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS


                                                                       Year Ended December 31,
                                                                 ----------------------------------
                                                                     1998                  1997
                                                                 ------------           -----------
BASIC EARNINGS PER SHARE
Weighted average common shares outstanding                          9,882,227             1,646,311
                                                                 ------------           -----------
                                                                 ------------           -----------
    Basic loss per share                                         $      (2.97)          $     (3.07)
                                                                 ------------           -----------
                                                                 ------------           -----------

DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding                          9,882,227             1,646,311
Share issuable from assumed conversion of
    common share options and warrants                                       -                 1,338
                                                                 ------------           -----------
Weighted average common shares outstanding, as adjusted             9,882,227             1,647,649
                                                                 ------------           -----------
                                                                 ------------           -----------
    Diluted loss per share                                       $      (2.97)          $     (3.07)
                                                                 ------------           -----------
                                                                 ------------           -----------

EARNINGS FOR BASIC AND DILUTED COMPUTATION
Net income                                                       $(29,321,347)          $(4,953,803)
Preferred shares dividend                                             (48,138)             (103,153)
                                                                 ------------           -----------
Net income to common shareholders (basic and diluted
    earnings per share computation)                              $(29,369,485)          $(5,056,956)
                                                                 ------------           -----------
                                                                 ------------           -----------

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This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 through 16 of the Financial Accounting Standards
Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.


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